Exhibit 99.1

Conference Call and Webcast

Today, May 7, 2025 at 11:00 a.m. ET

+1 (646) 307-1952 or (888) 672-2415, conference ID 1613596 or

www.bbgi.com

Replay information provided below

CONTACT:
Heidi Raphael	Ilana Goldstein
Chief Communications Officer	Director, IR & Corp. Dev.
Beasley Broadcast Group, Inc.	Beasley Broadcast Group, Inc.
239/263-5000 or Heidi.raphael@bbgi.com	212/835-8500 or ilana@bbgi.com

BEASLEY BROADCAST GROUP REPORTS FIRST QUARTER REVENUE OF $48.9 MILLION

NAPLES, Florida, May 7, 2025 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI) (“Beasley” or the “Company”), a multi-platform media company, today announced operating results for the three-month period ended March 31, 2025. For further information, the Company has posted a presentation to its website regarding the first quarter highlights and accomplishments that management will review on today’s conference call.

First Quarter Financial Highlights

In millions, except per share data	Three Months Ended March 31,
	2025	2024
Net revenue	$48.9	$54.4
Operating loss	(2.0)	(1.1)
Net income (loss) [1]	(2.7)	—
Net income (loss) per diluted share [1]	(1.50)	0.01
Adjusted EBITDA (non-GAAP)	$1.1	$0.9

1.
Net income and net income per diluted share in the three months ended March 31, 2024 include a $6.0 million gain on sale of an investment in Broadcast Music, Inc.

First Quarter 2025 Highlights

•
Revenue from new business accounted for 18% of net revenue
•
Local revenue, including digital packages sold locally, accounted for 71% of net revenue
•
Digital revenue was comparable to the first quarter of 2024 but increased 6% year-over-year to $10.8 million, on a same-station basis
•
Digital revenue accounted for 22% of net revenue
•
Digital segment operating margin was 18%

Net revenue during the three months ended March 31, 2025 decreased 10.1%, or 8.5% on a same-station basis, to $48.9 million, driven by declines in agency revenue due to ongoing softness in the advertising market, as well as revenue declines related to the closures of Guarantee Digital and our esports division.

Beasley reported an operating loss of $2.0 million in the first quarter of 2025, compared to an operating loss of $1.1 million in the first quarter of 2024. Operating loss increased as the $5.5 million year-over-year reduction in net revenue exceeded the $4.6 million decrease in total operating expenses, corporate expenses and depreciation and amortization. Although core

Beasley Broadcast Group, 5/7/2025	page 2

operating and corporate expenses declined due to continued cost management efforts, these savings were insufficient to fully offset the impact of lower agency revenue.

Beasley reported a net loss of approximately $2.7 million, or $1.50 per diluted share, in the three months ended March 31, 2025, compared to a net income of $8 thousand, or $0.01 per diluted share, in the three months ended March 31, 2024. The year-over-year decline was primarily attributable to a $6.0 million gain on the sale of an investment in Broadcast Music, Inc. in the first quarter of 2024 and to the macroeconomic softness that impacted agency revenue performance.

Adjusted EBITDA was $1.1 million in the first quarter of 2025, compared to $0.9 million in the first quarter of 2024. Despite a meaningful shortfall in revenue, the increase in Adjusted EBITDA reflects the benefits of strategic streamlining initiatives implemented across the organization.

Please refer to the “Reconciliation of Net Income (Loss) to Adjusted EBITDA” table at the end of this release.

Commenting on the financial results, Caroline Beasley, Chief Executive Officer, said, “Our first quarter results reflect the strength of our ongoing transformation and the resilience of our core strategy. While revenue was impacted by persistent macroeconomic headwinds, we mitigated this through disciplined cost management, operational streamlining, and continued momentum in our digital business, resulting in an Operating Loss of $2.0 million and year-over-year Adjusted EBITDA growth. Digital revenue now represents over 20% of total revenue, and the meaningful expansion in digital segment operating income underscores the scalability of our platform and the impact of our strategic investments. As we look ahead, we remain focused on unlocking margin expansion, accelerating our digital evolution, and driving long-term value for our stockholders through thoughtful execution and innovation.”

“We are particularly encouraged by the continued growth in our high-margin digital offerings and the early success of new digital and content initiatives,” continued Caroline Beasley. “With a more agile operating structure, a differentiated content portfolio, and deepened advertiser engagement, we believe Beasley is well-positioned to navigate short-term market challenges while building a more durable and diversified revenue base.”

Conference Call and Webcast Information

The Company will host a conference call and webcast today, May 7, 2025 at 11:00 a.m. ET to discuss its financial results and operations. To access the conference call, interested parties may dial (888) 672-2415, or +1 (646) 307-1952 conference ID 1613596 (domestic and international callers). Participants can also listen to a live webcast of the call at the Company’s website at www.bbgi.com. Please allow 15 minutes to register and download and install any necessary software. Following its completion, a replay of the webcast can be accessed for five days on the Company’s website, www.bbgi.com.

Questions from analysts, institutional investors and debt holders may be e-mailed to ir@bbgi.com at any time up until 9:00 a.m. ET on Wednesday, May 7, 2025. Management will answer as many questions as possible during the conference call and webcast (provided the questions are not addressed in their prepared remarks).

About Beasley Broadcast Group

The Company is a multi-platform media company whose primary business is operating radio stations throughout the United States. The Company offers local and national advertisers integrated marketing solutions across audio, digital and event platforms. The Company owns and operates 57 AM and FM stations in the following large- and mid-size markets in the United States: Augusta, GA, Boston, MA, Charlotte, NC, Detroit, MI, Fayetteville, NC, Fort Myers-Naples, FL, Las Vegas, NV, Middlesex, NJ, Monmouth, NJ, Morristown, NJ, Philadelphia, PA, and Tampa-Saint Petersburg, FL. Approximately 18 million consumers listen to the Company’s radio stations weekly over-the-air, online and on smartphones and tablets, and millions regularly engage with the Company’s brands and personalities through digital platforms such as Facebook, X, text, apps and email. For more information, please visit www.bbgi.com.

For further information, or to receive future Beasley Broadcast Group news announcements via e-mail, please contact Beasley Broadcast Group, at 239-263-5000 or ir@bbgi.com.

Beasley Broadcast Group, 5/7/2025	page 3

Definitions

EBITDA is defined as net income (loss) before interest income or expense, income tax expense or benefit, depreciation, and amortization.

Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain, non-operating or other items that we believe are not indicative of the performance of our ongoing operations, such as impairment losses, other income or expense, one-time severance expense, stock-based compensation or equity in earnings of unconsolidated affiliates. See “Reconciliation of Net Income (Loss) to Adjusted EBITDA” for additional information.

Adjusted EBITDA is a measure widely used in the media industry. The Company recognizes that because Adjusted EBITDA is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures employed by other companies. However, management believes that Adjusted EBITDA provides meaningful information to investors because it is an important measure of how effectively we operate our business and assists investors in comparing our operating performance with that of other media companies.

Same station revenue excludes revenue from all divestitures and other operations that were exited in the prior 12 months. This metric provides investors with a clearer view of core business performance by eliminating the impact of portfolio changes and enabling more meaningful year-over-year comparisons. By isolating the performance of continuing operations, same station results offer greater transparency into underlying trends, operational execution, and the effectiveness of strategic initiatives.

New business revenue is defined as revenue from an advertiser that has not advertised in the prior 13 months before the start of the current quarter.

Note Regarding Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “looking ahead,” “intends,” “believes,” “expects,” “seek,” “will,” “should” or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, address matters that are, to different degrees, uncertain. Key risks are described in the Company’s reports filed with the Securities and Exchange Commission (“SEC”) including its annual report on Form 10-K and quarterly reports on Form 10-Q. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including:

•
ability to comply with the continued listing standards of Nasdaq, continued listing on Nasdaq or make periodic filings with the SEC;
•
risks from health epidemics, natural disasters, terrorism, and other catastrophic events;
•
adverse effects of inflation;
•
external economic forces and conditions that could have a material adverse impact on our advertising revenues and results of operations;
•
the ability of our stations to compete effectively in their respective markets for advertising revenues;
•
our ability to develop compelling and differentiated digital content, products and services;
•
audience acceptance of our content, particularly our audio programs;
•
our ability to adapt or respond to changes in technology, standards and services that affect the audio industry;
•
our dependence on federally issued licenses subject to extensive federal regulation;
•
actions by the FCC or new legislation affecting the audio industry;
•
increases to royalties we pay to copyright owners or the adoption of legislation requiring royalties to be paid to record labels and recording artists;

Beasley Broadcast Group, 5/7/2025	page 4

•
our dependence on selected market clusters of stations for a material portion of our net revenue;
•
credit risk on our accounts receivable;
•
the risk that our FCC licenses could become impaired;
•
our substantial debt levels and the potential effect of restrictive debt covenants on our operational flexibility and ability to pay dividends;
•
the potential effects of hurricanes, extreme weather and other climate change conditions on our corporate offices and stations;
•
the failure or destruction of the internet, satellite systems and transmitter facilities that we depend upon to distribute our programming;
•
modifications or interruptions of our information technology infrastructure and information systems;
•
the loss of key executives and other key employees;
•
our ability to identify, consummate and integrate acquired businesses and stations;
•
the fact that our Company is controlled by the Beasley family, which creates difficulties for any attempt to gain control of our Company; and
•
other economic, business, competitive, and regulatory factors affecting our businesses, including those set forth in our filings with the SEC.

Our actual performance and results could differ materially because of these factors and other factors discussed in our SEC filings, including but not limited to our annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. All information in this release is as of May 7, 2025, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations, except as required by law.

Beasley Broadcast Group, 5/7/2025	page 5

BEASLEY BROADCAST GROUP, INC.

Condensed Consolidated Statements of Net Income (Loss) - Unaudited

	Three months ended
	March 31,
	2025	2024
Net revenue	$48,912,465	$54,380,346
Operating expenses:
Operating expenses (including stock-based compensation and excluding depreciation and amortization shown separately below)	45,241,261	49,240,998
Corporate expenses (including stock-based compensation)	4,019,462	4,407,832
Depreciation and amortization	1,652,331	1,834,602
Total operating expenses	50,913,054	55,483,432
Operating loss	(2,000,589)	(1,103,086)
Non-operating income (expense):
Interest expense	(3,380,642)	(5,587,308)
Gain on sale of investment	—	6,026,776
Other income, net	1,097,485	270,005
Loss before income taxes	(4,283,746)	(393,613)
Income tax benefit	(1,567,727)	(410,230)
Income (loss) before equity in earnings of unconsolidated affiliates	(2,716,019)	16,617
Equity in earnings of unconsolidated affiliates, net of tax	26,198	(8,647)
Net income (loss)	$(2,689,821)	$7,970
Basic and diluted net income (loss) per share	$(1.50)	$0.01
Basic common shares outstanding	1,792,029	1,516,290
Diluted common shares outstanding	1,792,029	1,523,337

Selected Balance Sheet Data - Unaudited

(in thousands)

	March 31,	December 31,
	2025	2024
Cash and cash equivalents	$12,235	$13,773
Working capital	8,141	16,303
Total assets	539,259	549,207
Long-term debt, net of unamortized debt issuance costs	240,939	247,118
Stockholders' equity	$144,619	$147,220

Selected Statement of Cash Flows Data – Unaudited

	Three months ended
	March 31,
	2025	2024
Net cash used in operating activities	$(3,474,505)	$(4,036,884)
Net cash provided by investing activities	1,946,342	5,079,052
Net cash used in financing activities	(9,105)	(12,636)
Net increase (decrease) in cash and cash equivalents	$(1,537,268)	$1,029,532

Beasley Broadcast Group, 5/7/2025	page 6

Reconciliation of Net Income (Loss) to Adjusted EBITDA – Unaudited

	Three months ended
	March 31,
	2025	2024
Net income (loss)	$(2,689,821)	$7,970
Interest expense	3,380,642	5,587,308
Income tax benefit	(1,567,727)	(410,230)
Depreciation and amortization	1,652,331	1,834,602
EBITDA	775,425	7,019,650
Severance expenses	889,470	—
Non-recurring expenses	494,961	—
Stock-based compensation expenses	98,619	153,361
Gain on sale of investment	—	(6,026,776)
Other income, net	(1,097,485)	(270,005)
Equity in earnings of unconsolidated affiliates, net of tax	(26,198)	8,647
Adjusted EBITDA	$1,134,792	$884,877

Calculation of Same Station Net Revenue and Operating Expenses – Unaudited

	Three months ended
	March 31,
	2025	2024
Net revenue	$48,912,465	$54,380,346
Wilmington	—	(55,117)
Guarantee Digital	—	(744,691)
Outlaws	—	(99,191)
Same station net revenue	$48,912,465	$53,481,347

	Three months ended
	March 31,
	2025	2024
Operating expenses	$45,241,261	$49,240,998
Atlanta	—	(36,270)
Wilmington	—	(77,227)
Guarantee Digital	—	(1,000,045)
Outlaws	—	(312,815)
Same station operating expenses	$45,241,261	$47,814,641

Calculation of Same Station Audio Net Revenue and Audio Operating Expenses – Unaudited

	Three months ended
	March 31,
	2025	2024
Audio net revenue	$38,153,370	$43,428,127
Wilmington	—	(55,117)
Same station audio net revenue	$38,153,370	$43,373,010

	Three months ended
	March 31,
	2025	2024
Audio operating expenses	$36,394,976	$38,432,912
Atlanta	—	(36,270)
Wilmington	—	(77,227)
Same station audio operating expenses	$36,394,976	$38,319,415

Beasley Broadcast Group, 5/7/2025	page 7

Calculation of Same Station Digital Net Revenue and Digital Operating Expenses – Unaudited

	Three months ended
	March 31,
	2025	2024
Digital net revenue	$10,759,095	$10,952,219
Guarantee Digital	—	(744,691)
Outlaws	—	(99,191)
Same station digital net revenue	$10,759,095	$10,108,337

	Three months ended
	March 31,
	2025	2024
Digital operating expenses	$8,846,285	$10,808,086
Guarantee Digital	—	(1,000,045)
Outlaws	—	(312,815)
Same station digital operating expenses	$8,846,285	$9,495,226